Exhibit 99.3
Wachovia Capital Markets, LLC
301 South College
Charlotte, NC 28288-8905
May 2, 2006
STRICTLY CONFIDENTIAL
VIA E-MAIL
Valor Communications Group, Inc.
Board of Directors
201 E. John Carpenter Freeway, Suite 200
Irving, Texas 75062
Re:	Amendment No. 2 to the Form S-4 of Valor Communications Group, Inc., a Delaware Corporation (the “Company”), filed with the Securities and Exchange Commission on May 2, 2006, File No. 333-132073
Gentlemen:
Reference is made to our opinion letter dated December 8, 2005 with respect to the fairness, from a financial point of view, to the Company and the holders of its common stock, par value $0.0001 per share, of the Aggregate Merger Consideration (as defined in the opinion) to be paid by the Company pursuant to that certain Agreement and Plan of Merger, dated as of December 8, 2005, by and among the Company, Alltel Corporation, a Delaware corporation, and Alltel Holding Corp., a newly formed Delaware corporation and a wholly owned subsidiary of Alltel Corporation.
The foregoing opinion was provided for the information and use of the Board of Directors of the Company in connection with its consideration of the Merger (as defined in the opinion) and is not to be used, quoted, circulated, summarized, excerpted from or otherwise publicly referred to for any purpose, nor is to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Form S-4.
In that regard, we hereby consent to the reference to the opinion of our Firm under the captions “Opinion of Financial Advisors,” “Background of the Merger,” and “Opinion of Valor’s Financial Advisor—Wachovia Securities” and to the inclusion of the foregoing opinion in the above-mentioned Form S-4. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Wachovia Capital Markets, LLC